CONSENT OF INDEPENDENT AUDITORS

            We hereby consent to the use of our report dated March 5, 2004, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Conspiracy Entertainment Holdings, Inc. for the fiscal year ended December 31, 2003.

/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT
November 22, 2004